                                                                     Exhibit 4.4

                     HOSPIRA 401(k) RETIREMENT SAVINGS PLAN

                       (Established Effective May 1, 2004)

                                TABLE OF CONTENTS

ARTICLE 1. INTRODUCTION                                                                     1
   1.1.    Purpose                                                                          1
   1.2.    History of the Plan                                                              1
ARTICLE 2. PARTICIPATION                                                                    1
   2.1.    Date of Participation                                                            1
   2.2.    Enrollment of Participants                                                       1
   2.3.    Re-employment of Participant                                                     1
   2.4.    Duration of Participation                                                        3
   2.5.    Participation by Additional Participating Employers                              3
   2.6.    Securities Law Restrictions                                                      3
ARTICLE 3. CONTRIBUTIONS                                                                    4
   3.1.    Participant Contributions                                                        4
   3.2.    Employee Pre-Tax Contributions                                                   4
   3.3.    Employee After-Tax Contributions                                                 4
   3.4.    Contribution Agreements                                                          4
   3.5.    Catch-Up Contributions                                                           5
   3.6.    Employer Contributions                                                           5
   3.7.    Qualified Non-elective Employer Contributions                                    5
   3.8.    Time for Making and Crediting of Contributions                                   6
   3.9.    Certain Limits Apply                                                             6
   3.10.   Return of Contributions                                                          6
   3.11.   Special Limits for Corporate Officers                                            7
ARTICLE 4. PARTICIPANT ACCOUNTS                                                             7
   4.1.    Accounts                                                                         7
   4.2.    Adjustment of Accounts                                                           7
ARTICLE 5. INVESTMENT OF ACCOUNTS                                                           8
   5.1.    Investment Funds                                                                 8
   5.2.    Investment of Employer Contributions and Reinvestment of Company Stock           8
   5.3.    Investment Elections                                                             8
   5.4.    Default Investment Fund                                                          8
   5.5.    Participant Direction of Investments                                             9
   5.6.    Dividends on Company Stock                                                       9
   5.7.    Voting of Company Stock                                                          9
ARTICLE 6. WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE                                     9
   6.1.    In-service Withdrawals of After-Tax Contributions                                9
   6.2.    Required Distributions After Age 70 1/2.                                        12
   6.3.    Distributions Required by a Qualified Domestic Relations Order                  13
   6.4.    Participant's Consent to Distribution of Benefits and Direct Rollover Notice    13
ARTICLE 7. LOANS TO PARTICIPANTS                                                           13
   7.1.    In General                                                                      13
   7.2.    Rules and Procedures                                                            14
   7.3.    Maximum Amount of Loan                                                          14
   7.4.    Minimum Amount of Loan; Number of Loans; Frequency of Loans; Fees for Loans     14

   7.5.    Note; Security; Interest                                                        14
   7.6.    Repayment                                                                       15
   7.7.    Repayment upon Distribution                                                     15
   7.8.    Default                                                                         15
   7.9.    Nondiscrimination                                                               16
   7.10.   Source of Loan Proceeds                                                         16
   7.11.   Reinvestment of Loan Repayments                                                 16
ARTICLE 8. BENEFITS UPON RETIREMENT, DEATH OR SEPARATION FROM SERVICE                      16
   8.1.    Retirement                                                                      16
   8.1A.   Separation from Service for Reasons Other Than Death or Retirement              16
   8.2.    Time of Distributions                                                           17
   8.3.    Amount and Manner of Distribution                                               18
   8.4.    Distributions After a Participant's Death                                       19
   8.5.    Designation of Beneficiary                                                      21
ARTICLE 9. ADMINISTRATION                                                                  22
   9.1.    Board of Review                                                                 22
   9.2.    Administrator                                                                   22
   9.3.    Powers of Administrator                                                         22
   9.4.    Nondiscriminatory Exercise of Authority                                         23
   9.5.    Reliance on Tables, etc                                                         23
   9.6.    Claims and Review Procedures                                                    23
   9.7.    Indemnification                                                                 23
   9.8.    Expenses and Compensation                                                       24
   9.9.    Notices; Participant Information                                                24
ARTICLE 10. AMENDMENT AND TERMINATION                                                      24
   10.1.   Amendment                                                                       24
   10.2.   Termination                                                                     25
   10.3.   Distributions upon Termination of the Plan                                      25
   10.4.   Merger or Consolidation of Plan; Transfer of Plan Assets                        26
ARTICLE 11. LIMITS ON CONTRIBUTIONS                                                        26
   11.1.   Code Section 404 Limits                                                         26
   11.2.   Code Section 415 Limits                                                         26
   11.3.   Code Section 402(g) Limits                                                      27
   11.4.   Code Section 401(k)(3) Limits                                                   28
   11.5.   Code Section 401(m) Limits                                                      31
   11.6.   Aggregation Rules                                                               33
ARTICLE 12. ROLLOVER AND TRANSFER CONTRIBUTIONS                                            33
   12.1.   Rollover Contributions                                                          33
   12.2.   Transfer of Amount Distributed from IRA or Other Plan                           34
   12.3.   Monitoring of Rollovers                                                         34
   12.4.   Transfer Contribution                                                           34
   12.5.   Treatment of Transferred Amount under the Plan                                  35
ARTICLE 13. SPECIAL TOP-HEAVY PROVISIONS                                                   35
   13.1.   Provisions to Apply                                                             35
   13.2.   Minimum Contribution                                                            35

   13.3.   Definitions                                                                     36
   13.4.   Separate Top Heavy Determinations for Subsidiaries                              37
ARTICLE 14. MISCELLANEOUS                                                                  37
   14.1.   Exclusive Benefit Rule                                                          37
   14.2.   Limitation of Rights                                                            37
   14.3.   Nonalienability of Benefits                                                     38
   14.4.   Changes in Vesting Schedule                                                     38
   14.5.   Governing Law                                                                   38
ARTICLE 15. DEFINITIONS                                                                    38
   15.1.   Abbott Plan                                                                     38
   15.2.   Abbott Stock                                                                    38
   15.3.   Accounts                                                                        38
   15.4.   Administrator                                                                   39
   15.5.   Affiliated Corporation                                                          39
   15.6.   Alternate Payee                                                                 39
   15.7.   Beneficiary                                                                     39
   15.8.   Board of Directors                                                              39
   15.9.   Board of Review                                                                 39
   15.10.  Break Year                                                                      39
   15.11.  Code                                                                            39
   15.12.  Company Stock                                                                   39
   15.13.  Compensation                                                                    39
   15.14.  Contribution Agreement                                                          40
   15.15.  Corporation                                                                     41
   15.16.  Co-Trustees                                                                     41
   15.17.  Division                                                                        41
   15.18.  Effective Date                                                                  41
   15.19.  Eligible Employee                                                               41
   15.20.  Employee                                                                        42
   15.21.  Employee After-Tax Contribution                                                 42
   15.22.  Employee After-Tax Contribution Account                                         42
   15.23.  Employee Pre-Tax Contribution                                                   42
   15.24.  Employee Pre-Tax Contribution Account                                           42
   15.25.  Employer                                                                        42
   15.26.  Employer Contributions                                                          42
   15.27.  Employer Contribution Account                                                   43
   15.28.  Entry Date                                                                      43
   15.29.  ERISA                                                                           43
   15.30.  Highly Compensated Employee                                                     43
   15.31.  Hour of Service                                                                 43
   15.32.  Investment Fund                                                                 43
   15.33.  Participant                                                                     43
   15.34.  Period of Credited Service                                                      43
   15.35.  Plan                                                                            44
   15.36.  Plan Year                                                                       45
   15.37.  Qualified Domestic Relations Order                                              45

   15.38.  Qualified Non-elective Employer Contribution                                     45
   15.39.  Regulation                                                                      45
   15.40.  Rollover Contribution Account                                                   45
   15.41.  Rollover Contribution                                                           45
   15.42.  Section                                                                         45
   15.43.  Subsidiary                                                                      45
   15.44.  Transfer Contribution                                                           45
   15.45.  Transfer Contribution Account                                                   45
   15.46.  Transferred Employee                                                            45
   15.47.  Trust                                                                           45
   15.48.  Trustee                                                                         46
   15.49.  Valuation Date                                                                  46
   15.50.  Year of Credited Service                                                        46

                             ARTICLE 1. INTRODUCTION


     1.1. PURPOSE. This document sets forth the provisions of the Hospira 401(k) Retirement Savings Plan (the "Plan"), effective as of May 1, 2004. The Plan and its related trust, the Hospira 401(k) Retirement Savings Trust (the "Trust"), are intended to constitute a profit sharing plan and trust under Code sections 401(a) and 501(a), the cash or deferred arrangement forming part of the Plan is intended to qualify under Code section 401(k), and the provisions of the Plan and Trust shall be construed and applied accordingly.

     1.2. HISTORY OF THE PLAN. Effective on or about April 30, 2004, Abbott Laboratories ("Abbott") is transferring to its wholly owned subsidiary, Hospira, Inc. (the "Corporation") substantially all of Abbott's assets and liabilities used in its hospital products division, and employees in such division are being transferred from employment with Abbott to employment with the Corporation. Abbott is then spinning off to its shareholders all of the shares of common stock of the Corporation. This Plan is being established to provide benefits to employees of the Corporation, including employees ("Transferred Employees") who are transferring employment from Abbott to the Corporation as of April 30, 2004. As soon as practicable after such date, the accounts held for Transferred Employees in the Abbott Laboratories Stock Retirement Program, Part A, Abbott Laboratories Stock Retirement Plan ("Abbott Plan") are being transferred to this Plan and corresponding assets are being transferred from the Abbott Laboratories Stock Retirement Trust to the Trust; such accounts will be held until distributed, all in accordance with the terms of the Plan and Trust. Any elections and beneficiary designations in effect for Transferred Employees under the Abbott Plan as of April 30, 2004 shall remain effective unless and until those elections or designations are subsequently changed in accordance with the terms of this Plan.

                            ARTICLE 2. PARTICIPATION

     2.1. DATE OF PARTICIPATION. Each individual who was an "eligible employee" under the Abbott Plan on April 30, 2004 and is an Eligible Employee on May 1, 2004 shall be eligible to enroll and be a Participant in the Plan. Beginning May 1, 2004, each other Eligible Employee shall become a Participant on any Entry Date following his or her date of hire after he or she has completed the applicable forms under Sections 2.2 and 3.4.

     2.2. ENROLLMENT OF PARTICIPANTS. An Eligible Employee shall become a Participant by signing an application form furnished by the Administrator within 30 days after he or she receives the application, or by such other means as the Administrator establishes for enrollment. Such application shall authorize the Participant's Employer to deduct from his or her Compensation (or reduce his or her Compensation by) the contributions required under Section 3.2, 3.3 or 3.5, whichever is applicable.

     2.3. RE-EMPLOYMENT OF PARTICIPANT. If an Employee's employment with the Corporation, an Affiliated Corporation or a Subsidiary should terminate and such Employee is subsequently re-employed by the Corporation, an Affiliated Corporation or a Subsidiary, the following shall apply:

     (a) If the re-employment occurs before the Employee has a Break Year, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated, the period of his or her absence (but not to exceed 12 months) shall be included in his or her Period of Credited Service, and he or she will be reinstated as a Participant on his or her date of reemployment, if the Participant is an Eligible Employee on that date.

     (b) If an Employee is reemployed after a Break Year, and at the time of termination he or she was not a Participant in the Plan, then:

             (i) If the Employee's Years of Credited Service to which he or she was entitled at the time of termination exceeds his or her number of consecutive Break Years, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated.

             (ii) If the Employee's number of consecutive Break Years equals or exceeds the greater of 5 years or the aggregate Period of Credited Service to which he or she was entitled at the time of termination, the Employee shall be considered as a new Employee for all purposes of the Plan and any Period of Credited Service to which he or she was entitled prior to the date of termination shall be disregarded.

     (c) If an Employee is reemployed after a Break Year, and at the time of termination he or she was a Participant in the Plan, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated.

     (d) If a Participant is transferred or is given a leave of absence for a temporary or indefinite period for the purpose of becoming an Employee of a Subsidiary or an Affiliated Corporation which is not an Employer hereunder, and such Participant is not treated as an Eligible Employee under Section 15.19(b), he or she will continue as a Participant until his or her retirement date or earlier termination of service with the Corporation, all Affiliated Corporations and all Subsidiaries, except that during such period the Employee may not make any contributions and will not be credited with any Employer contributions except for a pro rata share of his or her Employer's contributions for the year in which the transfer is made or the leave began, as the case may be, based upon his or her own contributions and service up to the date of such transfer or the date such leave began, as the case may be. If a Participant's employment with the Corporation, all Affiliated Corporations and all Subsidiaries is terminated by reason of his or her death, retirement or otherwise while he or she is employed by the Corporation, any Affiliated Corporation or any Subsidiary which is not an Employer hereunder, the Participant will be considered to have terminated his or her employment with the Employers at the same time and for the same reason.

     (e) In the case of maternity or paternity absence (as defined below), an Employee shall be deemed to be employed by the Corporation, an Affiliated Corporation, or any Subsidiary (solely for purposes of determining whether the Employee has incurred a Break Year) during the calendar year following the calendar year in which his or her employment terminated. A "maternity or paternity absence" means an Employee's absence from work because of the pregnancy of the Employee or birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for the child immediately following such birth or placement. The Administrator may require the Employee to furnish such information as the Administrator considers necessary to establish that the employee's absence was for one of the reasons specified above.

     2.4. DURATION OF PARTICIPATION. An individual who has become a Participant under the Plan will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier. Notwithstanding the preceding sentence and unless otherwise expressly provided for under the Plan, no contributions under the Plan shall be made on behalf of any Participant, unless the Participant is an Eligible Employee at the time for which the contribution or allocation is made.

     2.5 PARTICIPATION BY ADDITIONAL PARTICIPATING EMPLOYERS. The Board of Review may extend the Plan to any nonparticipating Division by filing with the Trustee and the Co-Trustees a certified copy of an appropriate resolution by the Board of Review to that effect. Any Subsidiary or Affiliated Corporation may adopt the Plan and become a participating Employer hereunder by:

     (a) filing with the Board of Review, the Trustee and Co-Trustees a written instrument to that effect, and;

     (b) filing with the Trustee and the Co-Trustees a certified copy of a resolution of the Board of Review consenting to such action.

     At the time the Plan is extended to any Division of the Corporation or is adopted by any Subsidiary or Affiliated Corporation or any time thereafter, the Board of Review may modify the Plan or any of its terms as applied to said Division, Subsidiary, or Affiliated Corporation and its employees. The Board of Review may include in the Plan any employee of any prior separate business entity, part or all of which was acquired by or becomes a part of any Employer. To the extent and on the terms so provided by the Board of Review at the time of acquisition, or at any subsequent date or in any Supplement to the Plan, the last continuous period of employment of any employee with such prior separate business entity, part or all of which is or was acquired by, or becomes a part of any Employer, will be considered a Period of Credited Service.

     2.6. SECURITIES LAW RESTRICTIONS. The Administrator may, from time to time, impose such restrictions on participation in the Plan, as the Administrator deems advisable, to facilitate compliance with federal and state securities laws, to secure exemption under any rule of the

Securities and Exchange Commission, or to comply with the Corporation's corporate policy with respect to "blackout periods" related to Company Stock. Such restrictions shall apply to all Participants or to such individual Participants as the Administrator shall determine in his or her sole discretion and may include but shall not be limited to (i) moratoriums on purchases, sales, withdrawals or distributions of Company Stock; (ii) moratoriums on loans and transfers into and out of Company Stock; and (iii) suspensions of Employee After-Tax Contributions and Employee After-Tax Contributions allocated to Company Stock.

                            ARTICLE 3. CONTRIBUTIONS

     3.1 PARTICIPANT CONTRIBUTIONS. Except as provided in Section 2.6, each Participant who has satisfied the eligibility requirements of Section 2.1 may have Employee Pre-Tax Contributions made to the Plan on his or her behalf as described in Section 3.2 and may elect to have Employee After-Tax Contributions made to the Plan on his or her behalf as described in Section 3.3.

     3.2. EMPLOYEE PRE-TAX CONTRIBUTIONS. Each Participant who is an Eligible Employee may enter into a Contribution Agreement with the Employer under which the Participant agrees that his or her Compensation for each pay period shall be reduced in multiples of one percent (or such other multiples as the Administrator shall determine), and the Employer will contribute to the Trust an equal amount as an Employee Pre-Tax Contribution; provided that the aggregate of a Participant's Employee Pre-Tax Contribution and Employee After-Tax Contribution may not exceed 18% of his or her Compensation. For purposes of this
Section 3.2, Compensation shall be limited to that portion of his or her Compensation as is determined from time to time by the Board of Directors or the Board of Review. Each Participant who makes such contributions shall be eligible to share in the Employer Contributions under Section 3.6.

     3.3. EMPLOYEE AFTER-TAX CONTRIBUTIONS. Each Participant who is an Eligible Employee may enter into a Contribution Agreement with the Employer under which the Participant agrees that there shall be deducted from his or her Compensation for each pay period an amount expressed in multiples of one percent (or such other multiples as the Administrator shall determine), and the Employer will contribute to the Trust an equal amount as an Employee After-Tax Contribution; provided that a Participant's Employee After-Tax Contribution may not exceed 10% of his or her Compensation; and provided further that the aggregate of the Participant's Employee Pre-Tax Contribution and After-Tax Contribution may not exceed 18% of his or her Compensation.

     3.4. CONTRIBUTION AGREEMENTS. Each Contribution Agreement shall be on a form prescribed or approved by the Administrator or in such manner as the Administrator finds acceptable, and may be entered into, changed or revoked by the Participant, with such prior notice as the Administrator may prescribe, as of the first day of any pay period with respect to Compensation payable thereafter. A Contribution Agreement shall be effective with respect to Compensation payable to a Participant after the date determined by the Administrator, but not earlier than the date on which the Agreement is entered. The Administrator may reject, amend or revoke the Contribution Agreement of any Participant if the Administrator determines that the rejection, amendment, or revocation is necessary to ensure that the limitations referred to in Section 3.9 and Article 11 are not exceeded.

     3.5. CATCH-UP CONTRIBUTIONS.. Each Participant who is eligible to make elective deferrals under the Plan and who has attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

     3.6 EMPLOYER CONTRIBUTIONS. For each payroll period, the Employers shall make Employer Contributions to the Trust for the benefit of each Participant who is an Eligible Employee at any time during the payroll period and on whose behalf Employee Pre-Tax Contributions or Employee After-Tax Contributions have been made at any time during the payroll period. The amount of Employer Contributions made by the Employer for each payroll period on and after the Effective Date and ending on December 31, 2004 shall equal 5% of the Compensation of any Participant who contributes at least 2% of his or her Compensation. For all subsequent periods, the amount of Employer Contributions made by the Employers for a payroll period shall be the amount determined by the Board of Directors for such payroll period. Employer Contributions shall be allocated among the Employer Contribution Accounts of the eligible Participants on whose behalf such contributions are made, as of the day on which the payroll is paid. If such Employee Pre-Tax Contributions include Company Stock, the Trustee, except as provided in Section 4.2, shall invest the amount of the Employer Contribution allocated to such Employee Pre-Tax Contribution in Company Stock. Company Stock shall be purchased and sold by the Trustee on the open market or from the Corporation in accordance with stock trading procedures established by the Co-Trustees and agreed to by the Trustee. The number of full and fractional shares of Company stock to be so allocated to the Employer Contribution Account of each eligible Participant for such payroll period shall be based on the average cost per share of the Company Stock purchased with the Employer Contributions made for such payroll period.

     3.7. QUALIFIED NON-ELECTIVE EMPLOYER CONTRIBUTIONS. At the direction of the Corporation, an Employer may make Qualified Non-elective Employer Contributions to the Trust for a Plan Year either (a) on behalf of all Participants for whom Employee Pre-Tax Contributions are made for the Plan Year, or (b) on behalf of only those Participants for whom Employee Pre-Tax Contributions for the Plan Year are made and who are not Highly Compensated Employees for the Plan Year, as the Board of Review shall determine. Except as otherwise expressly provided for, any Qualified Non-elective Employer Contribution shall be treated as a Pre-Tax Contribution for all purposes under the Plan. Qualified Non-elective Employer Contributions may be made pursuant to this Section 3.7, (i) with respect only to Participants who are employed by the Corporation, (ii) with respect only to Participants who are employed by any

Subsidiary which is not an Affiliated Corporation, (iii) with respect only to Participants who are employed by Employers which are Affiliated Corporations, or
(iv) with respect to Participants described in (i), (ii) and (iii).

     3.8. TIME FOR MAKING AND CREDITING OF CONTRIBUTIONS. Employee Pre-Tax Contributions and Employee After-Tax Contributions for any calendar month will be withheld from the Participants' Compensation through payroll deductions and will be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Employers, but in any event no later than the 15th business day of the next following month. Such contributions will be credited to the Participants' respective Employee Pre-Tax Contribution and Employee After-Tax Contribution Accounts as of the earlier of (a) the date such contributions are received by the Trust and (b) the last day of the Plan Year in which the Compensation is paid. In addition and subject to the limits provided in Section 3.3, a Participant may make Employee After-Tax Contributions by delivering to the Trustee, a certified check in the amount of such contribution and the contribution shall be credited to the Participant's Employee After-Tax Contribution Account as of the date it is received by the Trustee. Any Employer Contributions or Qualified Non-elective Employer Contributions for a Plan Year will be contributed to the Trust at such time as the Corporation determines, but no later than the time prescribed by law (including extensions) for filing the Corporation's federal income tax return for its taxable year in or with which the Plan Year ends. Such contributions will be credited to the Employer Contribution Accounts or Employee Pre-Tax Contribution Accounts, respectively, of Participants on whose behalf they are made at such time as the Corporation determines, but no later than the last day of such Plan Year.

     3.9. CERTAIN LIMITS APPLY. All contributions to this Plan are subject to the applicable limits set forth under Code sections 401(k), 401(m), 402(g), 404, 414(v), and 415, as further described in Article 11. With respect to Transferred Employees, for the Plan Year ending December 31, 2004, such limits shall be applied by treating contributions to the Abbott Plan as contributions to this Plan.

     3.10. RETURN OF CONTRIBUTIONS. No property of the Trust or contributions made by the Employers pursuant to the terms of the Plan shall revert to the Employers or be used for any purpose other than providing benefits to Eligible Employees or their Beneficiaries and defraying the expenses of the Plan and the Trust, except as follows:

     (a) Upon request of the Corporation, contributions made to the Plan before the issuance of a favorable determination letter by the Internal Revenue Service with respect to the initial qualification of the Plan under Section 401(a) of the Code may be returned to the contributing Employer, with all attributable earnings, within one year after the Internal Revenue Service refuses in writing to issue such a letter.

     (b) Any amount contributed under the Plan by an Employer by a mistake of fact as determined by the Employer may be returned to such Employer upon its request, within one year after its payment to the Trust.

     (c) Any amount contributed under the Plan by an Employer on the condition of its deductibility under Section 404 of the Code may be returned to such Employer upon its request, within one year after the Internal Revenue Service disallows the deduction in writing.

     (d)     Earnings attributable to contributions returnable under paragraph
             (b) or (c) shall not be returned to the Employer, and any losses attributable to those contributions shall reduce the amount returned.

     In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

     3.11. SPECIAL LIMITS FOR CORPORATE OFFICERS. Notwithstanding any other provision of the Plan, the Administrator may, from time to time, impose additional limits on the percentages of Compensation which may be contributed to the Plan by, or on behalf of, Corporate Officers, provided that such additional limits are lower than the limits applicable to other Participants. The amount and terms of such limits shall be determined by the Administrator in its sole discretion, need not be the same for all Corporate Officers and may be changed or repealed by the Administrator at any time. For purposes of this Section 3.11, the term "Corporate Officer" shall mean an individual elected an officer of the Corporation by its Board of Directors but shall not include assistant officers.

                         ARTICLE 4. PARTICIPANT ACCOUNTS

     4.1. ACCOUNTS. The Administrator will establish and maintain (or cause the Trustee to establish and maintain) for each Participant, an Employee Pre-Tax Contribution Account, an Employee After-Tax Contribution Account, an Employer Contribution Account, a Rollover Contribution Account (if applicable), a Transfer Contribution Account (if applicable) and such other accounts or sub-accounts as the Administrator in its discretion deems appropriate. All such Accounts shall be referred to collectively as the "Accounts".

     4.2. ADJUSTMENT OF ACCOUNTS. Except as provided in the following sentence, as of each Valuation Date, the Administrator or Trustee, as the case may be, shall adjust the balances of each Account maintained under the Plan on a uniform and consistent basis to reflect the contributions, distributions, income, expense, and changes in the fair market value of the assets attributable to such Account since the prior Valuation Date, in such reasonable manner as the Administrator or Trustee, as the case may be, shall determine. Notwithstanding any other provision of the Plan, to the extent that Participants' Accounts are invested in mutual funds or other assets for which daily pricing is available ("Daily Pricing Media"), all amounts contributed to the Trust will be invested at the time of their actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes made pursuant to Section 5.3 shall be effective upon receipt by the Daily Pricing Media. References elsewhere in the Plan to the investment of contributions "as of" a date other than that described in this Section 4.2 shall apply only to the extent, if any, that assets of the Trust are not invested in Daily Pricing Media.

                        ARTICLE 5. INVESTMENT OF ACCOUNTS

     5.1. INVESTMENT FUNDS. The Co-Trustees may, from time to time, direct the Trustee to establish one or more Investment Funds, which may include registered investment companies (including those for which the Trustee or an affiliate is the investment advisor, principal underwriter or distributor), group trusts for the collective investment of pension and profit sharing plans which are qualified under section 401(a) of the Code, and other pooled Investment Funds. A Participant may direct that some or all of his or her Employee Pre-Tax Contributions, Employee After-Tax Contributions, Rollover Contributions or Transfer Contributions be invested in one or more of the Investment Funds available under the Plan in such increments and in such manner as the Co-Trustees and the Trustee establish in investment procedures. A Participant may instruct the Trustee that amounts held in his or her Accounts that are invested in Company Stock be transferred to and invested in one or more of the Investment Funds established under this Section 5.1. Any amounts held in a Participant's Accounts may be invested or reinvested in Company Stock or any of the Investment Funds then available under the Plan in accordance with the procedures established under Section 5.3. A Transferred Employee may instruct the Trustee that amounts in his or her Accounts that are invested in Abbott Stock be transferred to and invested in one or more of the Investment Funds established under this Section 5.1, but no participant may direct the Trustee to invest in Abbot Stock any amounts that are not at that time invested in Abbott Stock.

     5.2. INVESTMENT OF EMPLOYER CONTRIBUTIONS AND REINVESTMENT OF COMPANY STOCK. Notwithstanding any other provision in the Plan to the contrary, and except as provided in the next sentence, any Employer Contribution made under the Plan to a Participant shall be invested on a pro rata basis in accordance with the Participant's investment election(s) in effect for his or her Employee Pre-Tax Contributions at the time the Employer Contribution is made. If a Participant's Accounts consist solely of Employee After-Tax Contributions, then any Employer Contribution made under the Plan to such Participant shall be invested on a pro rata basis in accordance with the Participant's investment election(s) in effect for his or her After-Tax Contributions at the time the Employer Contribution is made. A Participant may direct the Trustee to liquidate all or a portion of the Company Stock held in his or her Accounts and reinvest the proceeds in any of the other Investment Funds (except Abbott Stock) described in Section 5.1 in accordance with the procedures established under
Section 5.3.

     5.3. INVESTMENT ELECTIONS. A Participant, Beneficiary or Alternate Payee may make or change investment instructions with respect to the portion of the Accounts over which he or she has investment direction at such times and at such frequency as the Administrator shall permit in accordance with investment procedures established for the Plan. Such investment instructions shall be in writing or in such other form as is acceptable to the Trustee.

     5.4. DEFAULT INVESTMENT FUND. The Administrator shall from time to time identify one or more of the Investment Funds as the default Investment Fund into which all contributions, for which the Participant has the right to direct investment, shall be invested if the Participant fails to provide complete and clear investment instructions for such contributions. Such contributions shall remain in the default Investment Fund until the Trustee receives investment instructions from the Participant in a form acceptable to the Trustee.

     5.5.    PARTICIPANT DIRECTION OF INVESTMENTS. To the extent that this
Article 5 does not prohibit a Participant, Beneficiary or Alternate Payee from directing the investment of his or her Accounts, the Plan is intended to be a participant-directed plan and to comply with the requirements of ERISA Section 404(c) and the Department of Labor Regulations 2550.404c-1 as a participant-directed plan. To the extent this Section 5.5 applies, the Administrator shall direct the Trustee from time to time with respect to such investments pursuant to the instructions of the Participant (or, if applicable, the Alternate Payee, or the deceased Participant's Beneficiary), but the Trustee may refuse to honor any investment instruction if such instruction would cause the Plan to engage in a prohibited transaction (as described in Code section 4975(c)) or cause the Trust to be subject to income tax. The Administrator shall prescribe the form upon which, or such other manner in which such instructions shall be made, as well as the frequency with which such instructions may be made or changed and the dates as of which such instructions shall be effective. The Board of Review reserves the right to amend the Plan to remove the right of Participants, Beneficiaries or Alternate Payees to give investment instructions with respect to their Accounts. Nothing contained herein shall provide for the voting of shares of Company Stock by any Participant, Beneficiary or Alternate Payee, except as otherwise provided in the Trust.

     5.6. DIVIDENDS ON COMPANY STOCK. Cash dividends on shares of Company Stock shall be credited to the applicable Accounts in which the shares are held, invested in shares of Company Stock as soon as practicable after such dividends or proceeds are received by the Trust, and shall be credited to such Accounts based on the average cost of all shares purchased with such dividends or proceeds. Stock dividends or "split-ups" and rights or warrants appertaining to such shares shall be credited to the applicable Accounts when received by the Trust.

     5.7. VOTING OF COMPANY STOCK. Each Participant or Beneficiary shall be entitled to direct the manner in which shares of Company Stock credited to his or her Account are to be voted, as provided in the Trust. Shares of stock of Abbott Laboratories shall be voted as provided in the Trust.

             ARTICLE 6. WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE

     6.1. IN-SERVICE WITHDRAWALS OF EMPLOYEE AFTER-TAX CONTRIBUTIONS. For purposes of Code Section 72, all amounts held in a Participant's After-Tax Contribution Accounts that are attributable to Employee After-Tax Contributions made after 1986 (including earnings) shall be considered a "separate contract". In addition, for purposes of applying the withdrawal provisions set forth in this Section 6.1(a) and (b), a Participant's Accounts containing Company Stock shall be separate and distinct from all other Investment Funds in such Accounts, such that a Participant can elect under Sections 6.1(a) and (b) to withdraw all of the Participant's Company Stock without withdrawing any of the other Investment Funds or all of the Participant's Investment Funds (in other than Company Stock) without withdrawing any Company Stock, or any combination of Company Stock or other Investment Funds as the Participant may elect. For purposes of this Section 6.1(a) and (b), Company Stock shall be deemed to refer to include Abbott Stock. If the Participant's non-Company Stock funds are in more than one Investment Fund, then such withdrawal shall be made proportionately from all such Investment Funds. Subject to the foregoing, a Participant may elect to take a withdrawal from his or her After-Tax Contribution Accounts in accordance with the following conditions and order of priority:

     (a) PRE-1987 EMPLOYEE AFTER-TAX CONTRIBUTIONS. A Participant may withdraw from the Trust (i) in cash, any or all of his or her Employee After-Tax Contributions made prior to 1987 and/or (ii) some or all of the shares of Company Stock purchased with such Employee After-Tax Contributions. If the Participant elects to receive any withdrawal in Company Stock or cash from Company Stock, such amounts will be withdrawn from the Company Stock in the Employee After-Tax Contribution Account until exhausted. If the Participant elects to receive any withdrawal in cash from the Investment Funds (other than Company Stock), such amounts shall be withdrawn from the Investment Funds (other than Company Stock) in the Employee After-Tax Contribution Account until exhausted.

     (b) POST-1986 EMPLOYEE AFTER-TAX CONTRIBUTIONS. A Participant who has withdrawn all of his or her pre-1987 Employee After-Tax Contributions under subsection (a) may then withdraw from the Trust any or all of his or her Employee After-Tax Contributions made after 1986 and earnings thereon. Withdrawals under this subsection
             (b) may be in cash or shares of Company Stock but shall not exceed the value of the Employee After-Tax Contribution Accounts that is attributable to the Participant's Employee After-Tax Contributions made after 1986. If the Participant elects to receive any withdrawal in Company Stock or cash from Company Stock, such amounts will be withdrawn from the Company Stock in the Employee After-Tax Contribution Account until exhausted. If the Participant elects to receive any withdrawal in cash from the Investment Funds (other than Company Stock), such amounts shall be withdrawn from the Investment Funds (other than Company Stock) in the Employee After-Tax Contribution Account until exhausted.

     (c) SOURCE OF WITHDRAWN AMOUNTS. If the Participant elects to receive his or her withdrawal in shares of Company Stock held in his or her Employee After-Tax Contribution Accounts, whole shares shall be distributed and the value of a fractional share necessary to exhaust the Company Stock allocated to such Accounts shall be distributed in cash.

     (d)     PRE-1987 SHARES.

             (i) For purposes of Section 6.1(a), shares of Company Stock purchased with a Participant's Employee After-Tax Contribution made prior to 1987 shall be determined as follows:

                    (A) FIRST, the average cost to the Trust of all unwithdrawn shares of Company Stock purchased with Participant's Employee After-Tax Contributions made prior to 1987 and related dividends shall be established.

                    (B) NEXT, the total of the Participant's unwithdrawn Employee After-Tax Contributions made prior to 1987 and applied to the purchase of Company Stock (net of any such amounts that have been reinvested in Investment Funds other than Company Stock) shall be divided by the average cost established under subparagraph (A) above and the resulting amount shall be the number of shares of Company Stock purchased with the Participant's Employee After-Tax Contributions prior to 1987.

             (ii) For purposes of Section 6.1(a), shares of Company Stock purchased with a Participant's Employee After-Tax Contributions made prior to 1987 shall be determined as follows:

                    (A) FIRST, the average cost to the Trust of all unwithdrawn shares of Company Stock purchased with the Participant's Employee After-Tax Contributions and Employer contributions made prior to 1987 and related dividends shall be established.

                    (B) NEXT, the total of the Participant's unwithdrawn Employee After-Tax Contributions made prior to 1987 and applied to the purchase of Company Stock (net of any such amounts that have been reinvested in Investment Funds other than Company Stock) shall be divided by the average cost established under subparagraph (A) above and the resulting amount shall be the number of shares purchased with the Participant's Employee After-Tax Contributions made prior to 1987.

             (iii) For purposes of determining a Participant's unwithdrawn Employee After-Tax Contributions made prior to 1987, any shares of Company Stock purchased with the Participant's Employee After-Tax Contributions made prior to 1987 that were withdrawn by the Participant as of any date shall be charged at the average cost established under subparagraph
                    (i)(A) above as of such date, and any shares of Company Stock purchased with the Participant's Employee After-Tax Contributions made prior to 1987 that were withdrawn by the Participant as of any date shall be charged at the average cost established under subparagraph (ii)(A) above as of such date.

     (e) WITHDRAWAL PROCEDURES. The foregoing provisions of this Section 6.1 are subject to the following:

             (i) Shares of Company Stock and other amounts that are withdrawn by a Participant under this Section 6.1 shall be charged to his or her Employee After-Tax Contribution Account.

             (ii) No more than one withdrawal may be elected in any ninety-day period; provided, however, that the Administrator, in his or her sole discretion, may waive this limitation in unusual cases.

             (iii) Distribution of the shares of Company Stock or other amounts a Participant elects to withdraw under this Section 6.1 shall be made within such time period and in accordance with the procedures established by the Administrator and agreed to by the Trustee. If the Participant dies prior to the time distribution of such shares or amounts is made, distribution shall be made to the Participant's Beneficiary in the same manner as other distributions from the Trust.

             (iv) Each request for a withdrawal shall be filed with the Administrator, shall specify either the dollar amount or the share amount (or both) to be withdrawn, the value of which amount shall not be less than $500, and may not be revoked, amended or changed by the Participant after it is filed. The Participant shall indicate in his or her withdrawal request whether the withdrawal is to be made in cash or shares of Company Stock.

             (v) Any check or certificate fees associated with a withdrawal will be charged to the Participant's Account.

             (vi) Withdrawals under this Section 6.1 shall be subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

             (vii) Any shares of Company Stock that are withdrawn shall be considered as having been withdrawn at the average cost, as of the date of the withdrawal, of the shares of Company Stock reflected in the Account from which they were withdrawn.

     (f) WITHDRAWAL PRIORITY. Withdrawals under this Section 6.1 may be in a different order of priority and subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

     6.2. REQUIRED DISTRIBUTIONS AFTER AGE 70 1/2. Except as provided in the next sentence, a Participant who remains an Employee on or after his or her "required beginning date" (within the meaning of Code section 401(a)(9)) while an Employee shall receive a distribution of the full value of his or her Accounts as of the date any distribution under Code section 401(a)(9) would be required. Any Participant (other than a 5% owner of the Corporation, an Affiliated Corporation, or a Subsidiary in the year such owner attains age 66 and any subsequent year) who attained age 70 1/2 before January 1, 1999 may defer receipt of the distributions under this Section 6.4 until the April 1 following the calendar year in which he or she retires or attains age 70 1/2, whichever is later. Each distribution described in this Section 6.4 shall be made at the latest possible date determined under Code section 401(a)(9) and Regulations thereunder and in accordance with such administrative rules and practices as may be adopted by the Administrator.

     6.3. DISTRIBUTIONS REQUIRED BY A QUALIFIED DOMESTIC RELATIONS ORDER. To the extent required by a Qualified Domestic Relations Order, the Administrator shall make distributions from a Participant's Accounts to Alternate Payees named in such order in a manner consistent with the distribution options otherwise available under this Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

     6.4. PARTICIPANT'S CONSENT TO DISTRIBUTION OF BENEFITS AND DIRECT ROLLOVER NOTICE. If a Participant receives a withdrawal under Section 6.1, 6.2, 6.3, or 6.4 or an Alternative Payee receives a distribution under Section 6.5, no distribution may be made unless:

     (a) between the 30th and 90th day prior to the date distribution is to be made or commence, the Administrator notifies the Participant or the Alternate Payee (whichever is applicable) in writing that he or she may defer distribution until the April 1 after the Plan Year in which he or she attains age 70 1/2 and provides the Participant or the Alternate Payee (whichever is applicable) with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan including the right to make a direct rollover under Section 8.3(d); and

     (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator. Distribution to the Participant will be made or commence as soon as practicable after such consent is received by the Administrator. The Participant may waive the 30-day notice period described in (a) above.

                        ARTICLE 7. LOANS TO PARTICIPANTS

     7.1. IN GENERAL. Upon the request of an Eligible Borrower on a form approved or procedure prescribed by the Administrator and subject to the conditions of this Article, the Administrator shall direct the Trustee to make a loan from the Trust to the Eligible Borrower. For purposes of this Article, an "Eligible Borrower" is:

     (a)     a Participant who is an Eligible Employee; or

     (b) a Participant who is a former Employee and is a "party in interest" within the meaning of ERISA section 3(14); or

     (c) a deceased Participant's Beneficiary who has not yet received the entire vested portion of the Participant's Accounts and who is a "party in interest" as described in (b) above.

     7.2. RULES AND PROCEDURES. The Administrator shall promulgate such rules and procedures, not inconsistent with the express provisions of this Article, as he or she deems necessary to carry out the purposes of this Article. All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor's Regulations Section 2550.408b-1(d).

     7.3. MAXIMUM AMOUNT OF LOAN. The following limitations shall apply in determining the amount of any loan to an Eligible Borrower hereunder:

     (a) The amount of the loan, together with any other outstanding indebtedness under this Plan or any other qualified retirement Plan of the Corporation, any Affiliated Corporation or any Subsidiary, shall not exceed $50,000 reduced by the excess of (i) the highest aggregate outstanding loan balance of the Eligible Borrower from such Plans during the one-year period ending on the day prior to the date on which the loans are made, over (ii) the Eligible Borrower's outstanding loan balance from such Plans immediately prior to the loan.

     (b) The amount of the loan shall not exceed 50 percent of the Eligible Borrower's Accounts, determined as of the date of the loan.

     (c) No loan may exceed the aggregate value of the Participant's Employee Pre-Tax Contribution Account, Employer Contribution Account, Rollover Contribution Account and Transfer Contribution Account (excluding any amount contributed by the Participant on an after-tax basis).

     7.4. MINIMUM AMOUNT OF LOAN; NUMBER OF LOANS; FREQUENCY OF LOANS; FEES FOR LOANS. The minimum amount of any single loan under the Plan shall be $1,000. A Participant may have only two loans outstanding at any time under the Plan or under any other tax-qualified plan maintained by the Employer, an Affiliated Corporation or a Subsidiary. The Administrator may charge a loan fee and such fee may be charged to the Participant's Accounts or taken from the loan proceeds.

     7.5. NOTE; SECURITY; INTEREST. Each loan shall be evidenced by a note signed by the Eligible Borrower, a Participant Credit Agreement, or other legally enforceable evidence of indebtedness ("Note"). The Note shall be an asset of the Trust which shall be allocated to the Accounts of the Eligible Borrower, and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the Note plus the amount of any accrued but unpaid interest. The Note shall be secured by that portion of the Accounts represented by the Note (not to exceed 50% of the Eligible Borrower's vested interest in his or her Accounts determined as of the date of the loan). The loan shall bear interest at an annual percentage interest rate to be determined by the Administrator. In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances.

     7.6. REPAYMENT. Each loan made to an Eligible Borrower who is receiving regular payments of Compensation from the Corporation shall be repayable by payroll deduction. Loans made to other Eligible Borrowers (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Administrator may from time to time determine. In each case payments shall be made not less frequently than quarterly, over a specified term (as determined by the Administrator) not to extend beyond the earlier of five years from the date of the loan or the Participant's anticipated retirement date, with substantially level amortization (as that term is used in Code section 72(p)(2)(C)). Where the loan is being applied toward the purchase of a principal residence for the Eligible Borrower, the term for repayment shall not extend beyond the earlier of 15 years from the date of the loan or the Participant's anticipated retirement date. An Eligible Borrower may prepay the full balance of an outstanding loan at any time by delivering to the Trustee a certified check in the amount of such remaining balance and any accrued but unpaid interest. An Eligible Borrower may also refinance an outstanding loan, provided the limits under Section 7.3 allow the Borrower to borrow an amount equal to, or greater than the balance due on the outstanding loan. Loan repayments will be suspended under the Plan as permitted under Code section 414(u)(4).

     7.7. REPAYMENT UPON DISTRIBUTION. If, at the time benefits are to be distributed (or to commence being distributed) to an Eligible Borrower with respect to a separation from service, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Eligible Borrower's Accounts, subject to the default provisions below, before any distribution of benefits is made. Except as is provided in Section 7.1 or as may be required in order to comply (in a manner consistent with continued qualification of the Plan under Code section 401(a)) with Department of Labor regulations, no loan shall be made to an Eligible Borrower under this Article after the Eligible Borrower incurs a separation from service whether or not he or she has begun to receive distribution of his or her Accounts.

     7.8. DEFAULT. In the event of a default in making any payment of principal or interest when due under the Note evidencing any loan under this Article, if such default continues for more than 90 days after written notice of the default by the Trustee, the unpaid principal balance of the Note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Eligible Borrower's Accounts, subject to the further provisions of this Section. The amount so deducted shall be treated as distributed to the Eligible Borrower and applied by the Eligible Borrower as a payment of the unpaid interest and principal (in that order) under the Note evidencing such loan. In no event shall the Administrator apply the Eligible Borrower's Accounts to satisfy the Eligible Borrower's repayment obligation, whether or not he or she is in default, unless the amount so applied otherwise could be distributed in accordance with the Plan. Default distributions under this Section 7.8 shall be subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

     7.9. NONDISCRIMINATION. Loans shall be made available under this Article to all Eligible Borrowers on a reasonably equivalent basis.

     7.10. SOURCE OF LOAN PROCEEDS. The proceeds for a loan shall be drawn from the Eligible Borrower's Accounts in accordance with rules established by the Administrator.

     7.11. REINVESTMENT OF LOAN REPAYMENTS. Loan repayments shall be made to the Eligible Borrower's Accounts from which the proceeds were drawn under
Section 7.10 in proportion that the loan was taken from each such Account at the origination of the loan. Within each such Account, the proceeds will be invested in accordance with the investment instructions or restrictions applicable at the time of each loan repayment. If the Eligible Borrower is not currently making contributions to any such Account at the time of loan repayment, the proceeds will be invested within such Account in accordance with any previous instructions on file with the Trustee for the investment of contributions in such Account, and if there are no such instructions on file, the proceeds will be invested in the default Investment Fund(s) then in effect under Section 5.4. The Participant may change his or her investment instructions in accordance with
Section 5.3 for purposes of reinvesting the loan repayments even if he or she is not then making contributions to the Plan.

                  ARTICLE 8. BENEFITS UPON RETIREMENT, DEATH OR
                             SEPARATION FROM SERVICE

     8.1. RETIREMENT. Following a Participant's retirement from the Corporation, all Affiliated Corporations and all Subsidiaries on or after attaining age 65 years (`normal retirement age'), the Participant will receive the entire value of his or her Accounts in a single sum payment unless he or she elects a direct rollover under Section 8.3(c). To the extent that the Participant's Accounts hold Company Stock, he or she may receive the distribution in whole shares of Company Stock and cash for any fractional share. To the extent the Participant's Accounts hold Abbott Stock, he or she may receive the distribution in whole shares of Abbott Stock and cash for any fractional share.

     8.1A.   SEPARATION FROM SERVICE FOR REASONS OTHER THAN DEATH OR RETIREMENT.
Following a Participant's separation from service with the Corporation, all affiliated Corporations and all Subsidiaries for any reason other than death or retirement at or after Normal Retirement Age, the Participant will receive the value of his or her vested Accounts (determined as provided below) in a single sum payment unless he or she elects a direct rollover under Section 8.3(d). To the extent that the participant's Accounts hold Company Stock, he or she may receive the distribution in whole shares of Company Stock and cash for any fractional share.

     A Participant will always be 100% vested in his or her Employee Pre-Tax Contribution Account, Employee After-Tax Contribution Account, Rollover Contribution Account (if applicable) and Transfer Contribution Account (if applicable). The vested percentage of a Participant's Employer Contribution Account will be computed in accordance with the following schedule:

If the Participant's                       The Vested Percentage of
Number of Years of                         His Employer Contribution
Credited Service Is:                       Account Will Be:
--------------------                       -------------------------
Less than 2 years                                 0%
2 years or more                                 100%

     The amount, if any, by which a Participant's Employer Contribution Account is so reduced shall be a `remainder'. A remainder shall be: first, used to reinstate remainders as provided below; next, used to pay Plan expenses; and finally, applied to reduce Employer Contributions as of that date, and when so applied will be treated as though it were an Employer Contribution made under
Section 3.5. If a Participant who separated from service before being entitled to the full balance in his or her Employer Contribution Account is reemployed by an Employer before incurring five consecutive Break Years, the remainder which resulted from the Participant's earlier separation from service (unadjusted by any subsequent gains or losses) shall be credited to the Participant's Employer Contribution Account as of the Valuation Date coincident with or next following the date of reemployment (after all other adjustments required under the Plan as of that date have been made).

     Notwithstanding the foregoing:

     (a) the portion of the Participant's Employer Contribution Account consisting of cash dividends on shares of Abbott Stock, which portion was fully vested in the Abbott Plan, will always be 100% vested; and

     (b) a Participant who was also a participant in the Abbott Laboratories 401(k) Plan as of May 31, 2002 will always be 100% vested in his or her Employer Contribution Account.

     8.2. TIME OF DISTRIBUTIONS. Distribution with respect to a Participant's separation from service (other than on account of death or retirement) normally will be made or commence as soon as practicable after such separation. Except as provided in the last sentence of this Section 8.2, in the case of a Participant whose Accounts are valued in excess of $5,000 (as determined under paragraph 8.3(b)) and who has not yet attained age 65, however, distribution may not be made under this Section unless:

     (a) between the 30th and 90th day prior to the date distribution is to be made or commence, the Administrator notifies the Participant in writing that he or she may defer distribution until the April 1 after the Plan Year in which he or she attains age 70 1/2 and provides the Participant with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and

     (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator. Distribution to the Participant will be made or commence as soon as practicable after such consent is received by the Administrator. The Participant may waive the 30-day notice period described in (a) above.

     The value of a Participant's Accounts will be considered to be in excess of $5,000 if the value exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution to the Participant under the Plan. The Participant may elect to defer the distribution of his or her Accounts until any subsequent date, but not later than the April 1 after the Plan Year in which he or she attains age 70 1/2.

     A Participant who is eligible for retirement under the terms of the Abbott/Hospira Transitional Annuity Retirement Plan will normally receive a distribution as soon as practicable after the end of the Plan Year in which he or she retires and following the crediting of the Employer Contribution determined under Section 3.6 for such Plan Year. All other Participants will be deemed eligible for retirement on or after attaining age 65, and may elect to receive the distribution in the calendar year in which he or she retires. Alternatively, the Participant may elect to defer the distribution of his or her Accounts until any date, but no later than the April 1 after the Plan Year in which he or she attains age 70 1/2. Unless the Participant otherwise elects, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which: (A) the date on which the Participant attains the earlier of age 65 or the normal retirement age specified under the Plan, (B) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (C) the Participant terminates his service with the Employer.

     8.3. AMOUNT AND MANNER OF DISTRIBUTION. A Participant who is eligible for a distribution from the Plan under this Article 8, may, subject to subsection (b), elect to receive his or her benefit in one or more of the following forms:

     (a) SINGLE SUM PAYMENT. In the case of a distribution to be made in a single sum, the amount of such distribution shall be determined as of the Valuation Date which immediately precedes or coincides with the date distribution is to be made.

     (b) CASH OUT OF SMALL BENEFITS. If the value of a Participant's Accounts is $5,000 or less, distribution shall be made to the Participant in a single sum payment as soon as practicable following the Participant's separation from service. The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date the distribution is to be made. The Participant's Accounts will not be considered to be valued at $5,000 or less, if the value of such Accounts at the time in question or at the time of any prior distribution to the Participant under the Plan exceeds such amount. For purposes of this paragraph, the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Section 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16)
             of the Code.

     (c) DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS. If a Participant or an Alternate Payee of the Participant is entitled to an eligible rollover distribution within the meaning of Code section 402(c)(4) under (a) or (b) above, he or she may elect to have all or a portion of such distribution (but not less than the minimum amount required to be transferred under Treasury regulations pertaining to the treatment of eligible rollover distributions) transferred to another qualified plan, an individual retirement account, or an individual retirement annuity, or any other eligible retirement plan within the meaning of Code section 402(c)(8)(B). Such distribution may be made in the form of a direct rollover or by other means prescribed by regulations which satisfy the requirements for a direct payment to the eligible retirement plan so specified. The Administrator shall not be obliged to honor any transfer instruction under this Section that specifies more than one transferee. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

     (d) DISTRIBUTION IN FORM OF COMPANY STOCK. A Participant shall be entitled to receive a distribution of his or her Plan benefits in the form of whole shares of Company Stock. A Participant whose Account includes Abbott Stock shall be entitled to receive a distribution of his or her Plan benefits in the form of whole shares of Abbott Stock.

     8.4.    DISTRIBUTIONS AFTER A PARTICIPANT'S DEATH.

     (a) DEATH PRIOR TO SEPARATION FROM SERVICE. If a Participant dies prior to his or her separation from the service with the Corporation, all Affiliated Corporations and all Subsidiaries, the Participant's Beneficiary will receive the Participant's Accounts in a single sum payment as soon as practicable after the end of the Plan Year in which the Participant's death occurs; provided, however, the Beneficiary may elect to receive the distribution in the Plan Year in which the Participant's death occurred. Distribution must be made to a Beneficiary who is not the Participant's spouse no later than December 31 of the calendar year following the year of the Participant's death. If the Beneficiary is the Participant's spouse, the Beneficiary may elect to defer receipt of the distribution of the Participant's Accounts until any date, but no later than the December 31 of the Plan Year in which the Participant would have attained age 70 1/2.

     (b) DEATH AFTER SEPARATION FROM SERVICE. If a Participant dies after separation from service but before the complete distribution of his or her Accounts has been made, the Participant's Beneficiary will receive the value of the Participant's Accounts. Distribution will be made in a single sum payment as soon as practicable after the Participant's death (but no later than December 31 of the calendar year following the year of the Participant's death); provided, however, that if distribution to the Participant had begun following his or her separation from service in a form elected by the Participant, distribution will continue to be made to the Beneficiary at least as rapidly in such form unless the Beneficiary elects to receive distribution in cash in a single sum as soon as practicable following the Participant's death. Any such election must be made on a form approved by the Administrator and must be received by the Administrator within such period following the Participant's death as the Administrator may prescribe. To the extent the Participant's Accounts held Company Stock at the time of the proposed distribution, the Beneficiary may receive the distribution in whole shares of Company Stock and cash for any fractional share, and to the extent the Participant's Accounts held Abbott Stock at the time of the proposed distribution, the Beneficiary may receive the distribution in whole shares of Abbott Stock and cash for fractional shares.

     (c) CASH OUT OF SMALL BENEFITS. If a Participant dies and the value of a Participant's Accounts is $5,000 or less, distribution shall be made to the Beneficiary in a single sum payment as soon as practicable following the Participant's death (but in no event later than the 60th day following the close of the Plan Year in which such death occurs) or such later date on which the amount of the distribution can be determined by the Administrator. The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date the distribution is to be made. The Participant's Accounts will not be considered to be valued at $5,000 or less, if the value of such Accounts at the time in question or at the time of any prior distribution to the Participant under the Plan exceeds such amount. For purposes of this paragraph, the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Section 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

     (d) DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS. If a Beneficiary who is the spouse of a deceased Participant is entitled to an eligible rollover distribution within the meaning of Code section 402(c)(4) under (a) or (b) above, he or she may elect to have all or a portion of such distribution (but not less than the minimum amount required to be transferred under Treasury regulations pertaining to the treatment of eligible rollover distributions) transferred to an individual retirement account or an individual retirement annuity. Such distribution may be made in the form of a direct rollover or by other means prescribed by regulations which satisfy the requirements for a direct payment to the eligible retirement plan so specified. The Administrator shall not be obliged to honor any transfer instruction under this Section that specifies more than one transferee. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

     (e) DISTRIBUTION IN FORM OF COMPANY STOCK. A Beneficiary shall be entitled to receive a distribution of his or her Plan benefits in the form of whole shares of Company Stock. A Beneficiary whose Account includes Abbott Stock shall be entitled to receive a distribution of his or her Plan benefits in the form of whole shares of Abbott Stock.

     Any distribution to a Beneficiary under this Section in the form of a single sum shall be determined as of the Valuation Date immediately preceding or coinciding with the date distribution is to be made.

     8.5. DESIGNATION OF BENEFICIARY. Subject to the provisions of this Section, a Participant's Beneficiary shall be the person or persons (or entity or entities), if any, designated by the Participant from time to time on a form or in a manner approved by the Administrator. In the absence of an effective Beneficiary designation, a Participant's Beneficiary shall be his or her surviving spouse, if any, or if none, the Participant's issue, or if none, the Participant's estate. A non-spouse Beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless

     (a) prior to the Participant's death, the Participant's surviving spouse consented to and acknowledged the effect of the Participant's designation of a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) in a written form approved by the Administrator and witnessed by a notary public or Plan representative; or

     (b) it is established by the Participant prior to his or her death (by furnishing the Administrator with a sworn statement), that the required consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe; or

     (c) the spouse had earlier executed a general consent form permitting the Participant:

             (i) to select from among certain specified persons without any requirement of further consent by the spouse (and the Participant designates a Beneficiary from the specified list), or

             (ii) to change his or her Beneficiary without any requirement of further consent by the spouse. Any such general consent shall be on a form approved by the Administrator, and must acknowledge that the spouse has the right to limit consent to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

     Any consent and acknowledgment by a spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

                            ARTICLE 9. ADMINISTRATION

     9.1. BOARD OF REVIEW. The Board of Review, except where such are specifically reserved to the Board of Directors, shall have all powers, duties and obligations (whether imposed, granted or reserved and whether explicit or implicit) which are lodged in the Corporation under the Trust, or the Plan, or any supplement to the Plan or by law or regulations. It shall perform all functions specifically assigned to it under the Plan and under the Trust created pursuant to the Plan. The Board of Review at its sole discretion may delegate or redelegate any responsibility which it is able to exercise, and may revoke such delegations at its sole discretion.

     9.2. ADMINISTRATOR. The Administrator will be the "administrator" of the Plan as defined in Section 3(16)(A) of ERISA and a "named fiduciary" for purposes of Section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA. The Administrator will not, however, have any authority over the investment of assets of the Trust or the selection of Investment Funds.

     9.3. POWERS OF ADMINISTRATOR. The Administrator will have full power to administer the Plan in all of its details and, other than the selection of Investment Funds, subject, however, to the requirements of ERISA. Benefits under the Plan shall be paid only if the Administrator decides, in his or her discretion, that the applicant is entitled to them. For this purpose the Administrator's power will include, but will not be limited to, the following discretionary authority:

     (a) to make and enforce such rules and regulations as the Administrator deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law;

     (b) to interpret and enforce the Plan in accordance with the terms of the Plan (including the rules and regulations adopted under subsection (a)) and to make factual determinations thereunder, including the discretionary power to determine the rights or eligibility of Employees or Participants and any other persons, and the amount, if any, of their benefits under the Plan, and to construe or interpret disputed, ambiguous, or uncertain terms;

     (c) to compute the amounts to be distributed under the Plan, to determine the person or persons to whom such amounts are to be distributed, and to make equitable adjustments for mistakes or errors;

     (d) to authorize the payment of distributions, to compromise and settle any disputed claim, and to direct the Trustee to make such payments from the Trust;

     (e) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code, ERISA and applicable regulations, or under other federal, state or local law and regulations;

     (f) to allocate and delegate the ministerial duties and responsibilities of the Administrator and to appoint such agents, counsel, accountants, consultants, actuaries, insurance companies and other persons as may be required or desired to assist in administering the Plan;

     (g) by written instrument, to allocate and delegate his or her fiduciary responsibilities in accordance with ERISA section 405; and

     (h) to furnish each Employer with such information and data as may be required by it for tax and other purposes in connection with the Plan.

     Actions taken in good faith by the Administrator shall be binding and conclusive on all parties.

     9.4. NONDISCRIMINATORY EXERCISE OF AUTHORITY. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise his or her authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

     9.5. RELIANCE ON TABLES, ETC. In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel, actuary, insurance company or other expert who is employed or engaged by the Administrator or by the Corporation on the Administrator's behalf.

     9.6. CLAIMS AND REVIEW PROCEDURES. The Administrator shall adopt procedures for the filing and review of claims in accordance with ERISA section 503.

     9.7. INDEMNIFICATION. The Corporation agrees to indemnify and defend to the fullest extent of the law any of its employees or former employees who serves or has served as Administrator or as a member of the Board of Review or who has been appointed to assist the Administrator or the Board of Review in administering the Plan or to whom the Administrator or the Board of Review has delegated any duties or responsibilities against any liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Corporation) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith.

     9.8. EXPENSES AND COMPENSATION. No compensation shall be paid to the Administrator or any assistant who is a full-time employee of the Corporation, an Affiliated Corporation or a Subsidiary, but the Administrator and his or her assistants shall be reimbursed for all expenses reasonably incurred in the administration of the Plan. Such expenses shall be charged to the Trust and paid from Employer Contributions prior to allocation under Section 3.6, unless the Employers pay such expenses directly. To the extent that any record keeping expense, withdrawal charge, loan fee or check fee is specifically attributable to a Participant's Accounts, such expenses may be charged to the Accounts of such Participant.

     9.9. NOTICES; PARTICIPANT INFORMATION. Any notice required to be given to or any document required to be filed with the Administrator, the Trustee or a Co-Trustee will be given or filed properly if mailed by registered mail, postage prepaid, or delivered, to the Administrator, the Trustee or Co-Trustees, as the case may be, in care of the Corporation at the normal business address of its headquarters. Participants (and their Beneficiaries) must furnish to the Administrator such evidence, data, or information as they consider necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he or she will furnish full, true and complete evidence, data and information requested by the Administrator.

                      ARTICLE 10. AMENDMENT AND TERMINATION

     10.1. AMENDMENT. The Corporation reserves the power (and may and hereby does specifically delegate a portion of the power to the Board of Review) at any time or times to amend the provisions of the Plan and Trust to any extent and in any manner that it may deem advisable. The Corporation specifically reserves the right to amend Article 5 with respect to the investment of Participant Accounts. However, the Corporation will not have the power:

     (a) to amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary (except as permitted by Section 14.3 with respect to Qualified Domestic Relations Orders, or by Section 3.10 with respect to the return of contributions upon nondeductibility or mistake of fact), unless such amendment is required or permitted by law, governmental regulation or ruling; or

     (b) to amend the Plan or Trust retroactively in such a manner as would reduce the accrued benefit determined under Code Section 411(d)(6)) of any Participant, except as otherwise permitted or required by law; or

     (c) to change the duties or liabilities of the Trustee, a Co-Trustee or the Administrator without their consent.

     All major amendments and all decisions or amendments which are reasonably expected to have the effect of suspending or terminating Employer contributions, of suspending or terminating payment of benefits to Participants or Beneficiaries, or of terminating the Plan shall be made by the Board of Directors. All other amendments shall be made by the Board of Review. The Board of Directors may delegate additional authority to the Board of Review.

     For the purposes of the foregoing, a "major amendment" is defined to be any amendment which will increase the average cost of the Plan to the Employers (whether through the increase of Employer contributions or otherwise) by an amount in excess of $5,000,000 per annum over the three full Plan Years next succeeding the effective date of the amendment. Determination of whether an amendment is a major amendment or a decision or amendment which is reasonably "to have the effect of suspending or terminating Employer contributions, of suspending or terminating payment of benefits, or of terminating the Plan" shall be made by the Board of Review after obtaining such advice from such legal or tax counsel and the advice of such actuarial consultants as the Board of Review may deem appropriate. The secretary of the Board of Review shall maintain detailed minutes reflecting the advice (if any) so received by the Board of Review and the decisions reached by it regarding each amendment adopted by it.

     Notwithstanding anything contained in this Section 10.1, any material revision (within the meaning of the New York Stock Exchange rules) to the Plan or Trust shall be subject to the approval of the Corporation's compensation committee or a majority of the Corporation's independent directors (within the meaning of the New York Stock Exchange rules).

     10.2. TERMINATION. The Corporation has established the Plan and authorized the establishment of the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Corporation will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee and Co-Trustees without liability whatsoever for any such discontinuance or termination. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the rights of all affected employees to benefits accrued to the date of such termination, partial termination, or discontinuance, to the extent funded as of such date, or the amounts credited to the employees' accounts, shall be nonforfeitable.

     10.3. DISTRIBUTIONS UPON TERMINATION OF THE PLAN. Upon termination of the Plan by the Corporation, the Trustee will distribute to each Participant (or other person entitled to distribution) the value of the Participant's Accounts determined as of the Valuation Date coinciding with or next following the date of the Plan's termination. However, if a successor Plan is established within the meaning of Code section 401(k)(2)(B)(i)(II), Accounts shall be distributed to Participants and their Beneficiaries only in accordance with Article 6 relating to in-service withdrawals and upon the actual SEVERANCE FROM EMPLOYMENT by the Participant.

     10.4. MERGER OR CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other Plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

                       ARTICLE 11. LIMITS ON CONTRIBUTIONS

     11.1. CODE SECTION 404 LIMITS. The sum of the contributions made by the Employers under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code (all such contributions being hereby conditioned on their deductibility under Code section 404).

     11.2.   CODE SECTION 415 LIMITS.

     (a) The "annual addition" (within the meaning of Code section 415(c)(2) and the Regulations thereunder) to a Participant's Accounts under the Plan for any limitation year, when added to the annual additions to his or her accounts for such limitation year (as defined below) under all other defined contribution plans maintained by the Corporation, all other Affiliated Corporations and all Subsidiaries, shall not exceed the lesser of (i) $40,000 (or such greater amount as may be determined by the Secretary of the Treasury for the limitation year), or (ii) 100 percent of the Participant's Compensation for such limitation year. For purposes of determining the Code section 415 limits under the Plan, the "limitation year" shall be the calendar year. For purposes of this
             Article 11, the term "Subsidiary" shall mean any corporation, partnership, joint venture or business trust, more than fifty percent (50%) of which is owned, directly or indirectly, by the Corporation. The compensation limit described in subparagraph (ii) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

     (b) To the extent necessary to satisfy the limitations of Code section 415 for any Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced only after the Participant's annual addition is reduced under any other defined contribution plan. The Participant's annual addition under this Plan shall be reduced, by reducing and refunding to Participant, first, his or her Employee After-Tax Contributions, and then his or her Employee Pre-Tax Contributions for the limitation year. Any After-Tax Contribution that is refunded will be adjusted for income or loss pursuant to Regulation section 1.401(m)-1(e)(3)(ii) and any Pre-Tax Contribution that is refunded will be adjusted for income or loss pursuant to Regulation section 1.401(l)-1(f)(4)(ii). Any Employer Contribution based upon such Employee After-Tax Contributions or Employee Pre-Tax Contributions shall also be reduced, and the amount by which the Employer Contribution is reduced will remain part of the assets of the Trust and allocated to the Participants' Employer Contribution Accounts in the following year at the same time and in the same manner as Employer Contributions are allocated under Section 3.6. If further adjustments are required, any Qualified Non-elective Employer Contribution for the Participants' benefit shall be reduced and the amount by which it is reduced will remain part of the Trust and allocated to the Participants' Employer Contribution Accounts in the following year at the same time and in the same manner as Employer Contributions are allocated under Section 3.6.

     (c) If, as a result of a reasonable error in estimating a Participant's Compensation for a Plan Year or limitation year, the allocation of forfeitures, or a reasonable error in determining the amount of elective deferrals under Code section 402(g), the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a limitation year to be exceeded, the excess amounts in the Participant's Accounts will be used to reduce Employer Contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if such Participant is covered by the Plan as of the end of the limitation year. However, if the Participant is not covered by the Plan as of the end of the limitation year, the excess amounts will not be distributed to Participants or former Participants, but will be held unallocated for that limitation year in a suspense account. If the suspense account is in existence at any time during any subsequent limitation year, all amounts in the suspense account will be allocated to the Accounts of all Participants in proportion to their relative earnings for the subsequent limitation year, before any other contributions which would be part of an annual addition are made to the Plan for the subsequent limitation year. No investment gains or losses will be allocated to any suspense account described in this paragraph.

     11.3.   CODE SECTION 402(g) LIMITS.

     (a) IN GENERAL. Except to the extent provided in Section 3.5 and permitted under Code Section 414(v), the maximum amount of Pre-Tax Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals (within the meaning of Code section 402(g)(3)) under all other plans, contracts and arrangements of the Corporation, all Affiliated Corporations and all Subsidiaries with respect to the Participant for the calendar year, shall in no event exceed the maximum applicable limit in effect for the calendar year under Code section 402(g)(1).

     (b) DISTRIBUTION OF EXCESS DEFERRALS. In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies the Administrator on or before the March 1 following the taxable year that all or a specified part of a Pre-Tax Contribution made or to be made for his or her benefit represents an excess deferral, the Administrator shall make every reasonable effort to cause such excess deferral, adjusted for allocable income or loss in accordance with Regulation section 1.402(g)-1(d)(5), to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. No distribution of an excess deferral shall be made during the taxable year in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designate the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Pre-Tax Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.

     11.4.   CODE SECTION 401(k)(3) LIMITS.

     (a) ACTUAL DEFERRAL RATIOS. For each Plan Year, the Administrator will determine the "actual deferral ratio" for each Participant who is eligible for Pre-Tax Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Pre-Tax Contributions made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio,

             (i) Pre-Tax Contributions will be taken into account only to the extent permitted by Regulation section 1.401(k)-1(b)(6) and to the extent required by Regulation section
                    1.402(g)-1(d)(1);

             (ii) The applicable period for each Participant for a given Plan Year shall be that portion of the 12-month period ending on the last day of such Plan Year during which the individual was a Participant.

             (iii) Employer Contributions may be treated as Pre-Tax Contributions to the extent permitted by Regulation section 1.401(k)-1(b)(3).

     (b) ACTUAL DEFERRAL PERCENTAGES. The actual deferral ratios for all Highly Compensated Employees who are eligible for Pre-Tax Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but who are eligible for Pre-Tax Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests, which shall be interpreted and applied by the Administrator in a manner consistent with Regulation section 1.401(k)-1:

             (i) The actual deferral percentage for any Plan Year for the highly compensated group does not exceed 125 percent of the actual deferral percentage for the immediately preceding Plan Year for the nonhighly compensated group; or

             (ii) The excess of the actual deferral percentage for any Plan Year for the highly compensated group over the actual deferral percentage for the immediately preceding Plan Year for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for any Plan Year for the highly compensated group does not exceed twice the actual deferral percentage for the immediately preceding Plan Year of the nonhighly compensated group.

             If the actual deferral percentages for any Plan Year fail to satisfy the tests in (i) or (ii) above, the Administrator may, to the extent permitted by Regulations and for the sole purpose of satisfying those tests, treat the Plan as two Plans, each covering one or more classifications of employees (consistent with Code section 410(b) and any regulations thereunder). The Administrator will then apply the foregoing tests separately to each such Plan.

     (c) ADJUSTMENTS BY ADMINISTRATOR. If, prior to the time all Pre-Tax Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Pre-Tax Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Pre-Tax Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Pre-Tax Contribution elections to the extent the Administrator deems appropriate. Any Pre-Tax Contributions which would otherwise be made to the Trust shall instead be paid in cash to the affected Participant.

     (d) EXCESS CONTRIBUTIONS. If the Code section 401(k)(3) limits have been exceeded for a Plan Year after all contributions for the Plan Year have been made, the Administrator shall determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees. For any Plan Year, 'excess contributions' means the excess of the aggregate amount of contributions taken into account in computing the deferral percentage of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted by the actual deferral percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their deferral percentages, beginning with the highest of such percentages). Excess contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the actual deferral percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the excess contributions have been allocated. Any excess contributions will be recharacterized as After-Tax Contributions or distributed as provided below. In no event will excess contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

     (e) RECHARACTERIZATION OF EXCESS CONTRIBUTIONS. At the option of the Administrator, a Participant's excess contributions may be recharacterized as After-Tax Contributions, provided the Administrator complies with the reporting requirements of Treas. Reg. section 1.40l(k)-l(f)(3) for such contributions and such recharacterization occurs no later than the March 15 following the Plan Year for which the contributions were made. Recharacterized excess contributions will remain subject to the nonforfeitability requirements and distribution limitations that apply to Pre-Tax contributions.

     (f) DISTRIBUTION OF EXCESS CONTRIBUTIONS. At the option of the Administrator, a Participant's excess contributions, adjusted for income or loss pursuant to Regulation section 1.401(k)-1(f)(4)(ii), will be designated by the Corporation as a distribution of excess contributions and distributed to the Participant. Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year.

     (g)     SPECIAL RULES. For purposes of distributing excess contributions,

             (i) the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

             (ii) Any distribution of less than the entire amount of excess contributions with respect to a Highly Compensated Employee shall be treated as a pro rata distribution of excess contributions and allocable income or loss.

     (h) RECORD KEEPING REQUIREMENT. The Administrator, on behalf of the Corporation, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits including the extent to which qualified matching contributions and Qualified Non-elective Employer Contributions are taken into account in determining the actual deferral ratios.

     (i)     SEPARATE APPLICATION OF LIMITS. The limits described in this
             Section 11.4 shall be applied separately with respect to Participants employed by any Employer which is not an Affiliated Corporation as if such Participants were participants in a separate plan for purposes of Code section 401(k).

     (j) RULES FOR PRE-TAX CONTRIBUTIONS. The availability of Pre-Tax Contributions shall not discriminate in favor of Highly Compensated Employees. Amounts attributable to Pre-Tax Contributions may not be distributed except in accordance with the terms of the Plan and in no event earlier than upon one of the following events: (i) the Employee's retirement, death, disability or severance from employment; (ii) the termination of the Plan without establishment or maintenance of another defined contribution plan; (iii) to the extent provided in the Plan, the Employee's attainment of age 59-1/2 or the Employee's hardship; (iv) the sale or other disposition by an adopting Employer to an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; and (v) the sale or other disposition by an adopting Employer of its interest in a subsidiary to an unrelated entity but only with respect to employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition.

     11.5.   CODE SECTION 401(m) LIMITS.

     (a) ACTUAL CONTRIBUTION RATIOS. For each Plan Year, the Administrator will determine the "actual contribution ratio" for each Participant who is eligible for Employer Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Employer Contributions and After-Tax Contributions (if any) made on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year. For purposes of determining a Participant's actual contribution ratio,

             (i) Employer Contributions will be taken into account only to the extent permitted by Regulation section 1.401(m)-1(b)(5);

             (ii) The applicable period for each Participant for a given Plan Year shall be that portion of the 12-month period ending on the last day of such Plan Year during which the individual was a Participant.

             (iii) Pre-Tax Contributions may be treated as matching contributions to the extent permitted by Regulation section 1.401(m)-1(b)(2). Any forfeitures which are applied against Employer Contributions shall be treated as Employer Contributions.

     (b) ACTUAL CONTRIBUTION PERCENTAGES. The actual contribution ratios for all Highly Compensated Employees who are eligible for Employer Contributions and After-Tax Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but who are eligible for Employer Contributions and After-Tax Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests, which shall be interpreted and applied by the Administrator in a manner consistent with Regulation sections 1.401(m)-1 and 1.401(m)-2:

             (i) The actual contribution percentage for the Plan Year for the highly compensated group does not exceed 125 percent of the actual contribution percentage for the immediately preceding Plan Year for the nonhighly compensated group; or

             (ii) The excess of the actual contribution percentage for the Plan Year for the highly compensated group over the actual contribution percentage for the immediately preceding Plan Year for the nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the Plan Year for the highly compensated group does not exceed twice the actual contribution percentage for the immediately preceding Plan Year of the nonhighly compensated group. If the actual contribution percentages for any Plan Year fail to satisfy the tests in (i) or (ii) above, the Administrator may, to the extent permitted by Regulations and for the sole purpose of satisfying those tests, treat the Plan as two Plans, each covering one or more classifications of employees (consistent with Code section 410(b) and any regulations thereunder). The Administrator will then apply the foregoing tests separately to each such Plan.

     (c) EXCESS AGGREGATE CONTRIBUTIONS. If the limits of Code section 401(m) have been exceeded for a Plan Year after all contributions for the Plan Year have been made, the Administrator shall determine the amount of excess aggregate contributions with respect to Participants who are Highly Compensated Employees. For any Plan Year, `excess aggregate contributions' means the excess of the aggregate contribution amounts taken into account in computing the contribution percentage of Highly Compensated Employees for such Plan Year over the maximum contribution amounts permitted by the actual contribution percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages, beginning with the highest of such percentages). Excess aggregate contributions are allocated to the Highly Compensated Employees with the largest contribution amounts taken into account in calculating the actual contribution percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest of such contribution amounts and continuing in descending order until all the excess aggregate contributions have been allocated. Any excess aggregate contributions will be distributed as provided below. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

     (d) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. A Participant's excess aggregate contributions, adjusted for income or loss pursuant to Regulation section 1.401(m)-1(e)(3)(ii), will be designated by the Corporation as a distribution of excess aggregate contributions, and distributed to the Participant. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Distributions under this Section 11.5(d) shall comply with the nondiscrimination requirements of Code section 401(a)(4).

     (e) RECORD KEEPING REQUIREMENT. The Administrator, on behalf of the Corporation, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which qualified elective contributions and qualified nonelective contributions are taken into account in determining the actual contribution ratios.

     (f) SEPARATE APPLICATION OF LIMITS. The limits of this Section 11.5 shall be applied separately with respect to Participants employed by any Employer which is not an Affiliated Corporation as if such Participants were participants in a separate plan for purposes of Code section 401(m).

     11.6. AGGREGATION RULES. For purposes of Sections 11.4 and 11.5, all Pre-Tax Contributions, After-Tax Contributions and Employer Contributions made under two or more plans that are aggregated for purposes of Section 401(a)(4) and Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan; and if two or more plans are aggregated for purposes of Section 401(k) or Section 401(m) of the Code, the aggregated plans must satisfy Section 410(b) and 401(a)(4) of the Code as if they were a single plan. A Highly Compensated Employee's actual deferral percentage under Section
11.4 and actual contribution percentage under Section 11.5 shall be determined by treating all cash or deferred arrangements under which such employee is eligible as one arrangement.

                 ARTICLE 12. ROLLOVER AND TRANSFER CONTRIBUTIONS

     12.1. ROLLOVER CONTRIBUTIONS. An Eligible Employee who was formerly a participant in a plan described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code (the "Distributing Plan") and who has received a qualified total distribution prior to, January 1, 1993 (within the meaning of section 402(a)(5)(E)(i) of the Code as in effect prior to January 1,
1993), or for periods after January 1, 1993, an eligible rollover (within the meaning of section 402(c)(4) of the Code), from the Distributing Plan (the "distribution") may, within 60 days of receipt of the distribution from the Distributing Plan, contribute to the Trust, as a "Rollover Contribution", an amount which

     (a) does not exceed the fair market value of the distribution, reduced by the amount contributed to the Distributing Plan on an after-tax basis by the Eligible Employee, as determined in accordance with section 72(f) of the Code and the regulations thereunder, such amount to be reduced by any amounts theretofore distributed to the Eligible Employee which were not includable in his or her gross income for federal income tax purposes, and

     (b) includes no property other than (i) money received in the distribution, and (ii) money attributable to other property received in the distribution which is sold and the proceeds of which are transferred pursuant to section 402(c)(6) of the Code.

     The Eligible Employee may also transfer an eligible rollover distribution to the Plan by way of a direct rollover which satisfies the requirements of section 401(a)(31) of the Code, and such amount shall also be considered a "Rollover Contribution."

     12.2. TRANSFER OF AMOUNT DISTRIBUTED FROM IRA OR OTHER PLAN. An Eligible Employee who has received a distribution from an individual retirement account or individual retirement annuity described in Code Section 408(a) or 408(b), or from an annuity contract described in Code Section 403(a) or 403(b), or from an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, may, within 60 days of receipt of the distribution, contribute a portion of the distribution to the Trust as a Rollover Contribution.

     12.3.   MONITORING OF ROLLOVERS.

     (a) The Administrator shall establish such procedures and require such information from employees seeking to make Rollover Contributions as it deems necessary to insure that such Rollover Contributions satisfy the requirements for tax-free rollovers established by conditions of this Article and the Code and the Regulations.

     (b) No amount may be contributed or transferred under this Article until approved by the Administrator.

     12.4. TRANSFER CONTRIBUTION. Subject to such restrictions and procedures as the Administrator may prescribe (which, without limitation, may include restrictions as to the type of plan from which transfers will be permitted), amounts held for the benefit of an Eligible Employee under a Distributing Plan may be transferred (the "Transfer Contribution") directly by the Distributing Plan to this Plan in accordance with the requirements of section 414(l) of the Code and the Regulations thereunder. A Transfer Contribution Account shall be established for each Eligible Employee for whom a Transfer Contribution is made. To the extent determined by the Administrator to be required under section 411(d)(6) of the Code, an Eligible Employee for whom a Transfer Contribution Account is maintained shall be entitled to distributions and withdrawals from such Account under provisions not less restrictive than applied under the Distributing Plan. To the extent the Distributing Plan was subject to the requirements of Code sections 401(a)(11) and 417, such requirements shall continue to apply to the transferred amount. Transfers described in the last sentence of Section 12.1 shall not be allocated to a Transfer Contribution Account but shall be treated as Rollover Contributions for all purposes.

     12.5. TREATMENT OF TRANSFERRED AMOUNT UNDER THE PLAN. An individual who makes a Rollover Contribution to the Trust or has a Transfer Contribution made to the Trust on his or her behalf shall not be eligible to make or receive any other contributions under the Plan until he or she has actually become a Participant and satisfied the eligibility requirements otherwise applicable to such contributions. However, for all other purposes under the Plan (including without limitation, investment directions and distributions), an individual who makes a Rollover Contribution or for whom a Transfer Contribution has been made shall be treated as a Participant.

                    ARTICLE 13. SPECIAL TOP-HEAVY PROVISIONS

     13.1. PROVISIONS TO APPLY. The provisions of this Article shall apply for any top-heavy Plan notwithstanding anything to the contrary in this Plan.

     13.2. MINIMUM CONTRIBUTION. For any Plan Year which is a top-heavy plan year, the Employer shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Corporation, all Affiliated Corporations and all Subsidiaries by the end of the Plan Year. The minimum contribution shall, in general, equal 3 percent of each such Participant's Compensation received during the Plan Year, but shall be subject to the following special rules:

     (a) If the largest contribution on behalf of a key employee for such year, taking into account only Pre-Tax Contributions and Employer Contributions, is less than 3 percent of the key employee's Compensation received during the Plan Year, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if this Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 410(a)(4) or 410.

     (b) No minimum contribution will be required with respect to a Participant for any period during which the Participant is also covered by another top-heavy defined contribution plan of the Corporation, an Affiliated Corporation or a Subsidiary which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.

     (c) No minimum contribution will be required with respect to any Participant who is also covered by a top-heavy defined benefit plan of the Corporation, an Affiliated Corporation or a Subsidiary and the Participant receives the top-heavy defined benefit minimum (within the meaning of Code section 416(c)(1) and the Regulations thereunder) under such defined benefit plan.

     (d) The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Employer Contributions (but not any other type of contribution) otherwise made for the Participant's benefit for such year.

     (e) Any additional minimum contribution made for the benefit of a Participant under this Section shall be credited to his or her Employer Contribution Account as soon as practicable after the close of the Plan Year for which such contribution is made.

     13.3. DEFINITIONS. For purposes of these top-heavy provisions, the following terms have the following meanings:

     (a) "key employee" means a key employee described in Code section 416(i)(l), determined on the basis of Compensation; and

     (b) "top-heavy plan year" means a Plan Year if the sum of the account balances of all key employees under the Plan and each other defined contribution plan (as of the applicable determination date of each such Plan) which is aggregated with the Plan, plus the sum of the present values of the total accrued benefits of all key employees under each defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with the Plan exceeds 60 percent of the sum of such amounts for all Employees (including, for purposes of this paragraph (b), any person employed by the Corporation, an Affiliated Corporation or a Subsidiary) and former Employees (other than former key employees, but including Beneficiaries of former Employees) under the Plan and all such plans. For purposes of these determinations:

             (i) The foregoing determination will be made in accordance with the provisions of Code section 416 and the regulations promulgated thereunder, which are specifically incorporated herein by reference.

             (ii) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

             (iii) Accrued benefits or account balances under a plan will be determined as of the most recent valuation date of the plan in that 12-month period ending on the applicable determination date of the plan; provided, however, that in the case of a defined benefit plan such valuation date must be the same date as is employed for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable Regulations.

             (iv) If any individual has not received any compensation from the Corporation, an Affiliated Corporation or a Subsidiary maintaining a plan (other than benefits under the Plan) at any time during the 1-year period ending on the applicable determination date with respect to such plan, any accrued benefit for such individual (and the account of such individual) under such plan shall not be taken into account.

             (v) Each plan of the Corporation, an Affiliated Corporation or a Subsidiary (whether or not terminated) in which a key employee participates, and any other plan of the Corporation, an Affiliated Corporation or a Subsidiary which enables a plan referred to in the preceding clause to satisfy the requirements of Code sections 401(a)(4) or 410(b), shall be aggregated with the plan. Any plan of the Corporation, an Affiliated Corporation or a Subsidiary not required to be aggregated with the Plan may nevertheless, at the discretion of the Administrator, be aggregated with the Plan if the benefits and coverage of all aggregate plans would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

             (vi) The determination of the present value of accrued benefits under a defined benefit plan shall be made on the basis of the funding assumptions employed by such plan.

     13.4. SEPARATE TOP HEAVY DETERMINATIONS FOR SUBSIDIARIES. To the extent required by section 416 of the Code, the portion of the Plan attributable to Participants who are employed by any Subsidiary which is not an Affiliated Corporation shall be treated as a separate plan for purposes of the top heavy determination and contribution requirements of this Article.

                            ARTICLE 14. MISCELLANEOUS

     14.1. EXCLUSIVE BENEFIT RULE. No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under the provisions of the Plan relating to Qualified Domestic Relations Orders, and the return of contributions upon nondeductibility, mistake of fact, or the failure of the Plan to qualify initially.

     14.2. LIMITATION OF RIGHTS. Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Corporation, any Affiliated Corporation, any Subsidiary, the Administrator, the Trustee, or the Co-Trustees except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

     14.3. NONALIENABILITY OF BENEFITS. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to the extent as may be required by law and except in the case of an order described in Code section 401(a)(13)(C); provided, however, that if the Administrator receives any Qualified Domestic Relations Order that requires the payment of benefits hereunder or the segregation of any Account, such benefits shall be paid, and such Account segregated, in accordance with the applicable requirements of such Qualified Domestic Relations Order.

     14.4. CHANGES IN VESTING SCHEDULE. A Plan amendment which changes a vesting schedule under the Plan shall apply with respect to any Participant who has completed three Years of Service prior to the expiration of the period described below only to the extent that the Participant's vested percentage in his or her Accounts determined under the amendment is greater than the nonforfeitable percentage of his or her Accounts determined without regard to the amendment. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days after the latest of the following dates:

     (a)     the date on which such amendment is adopted;

     (b)     the date on which such amendment becomes effective; and

     (c) the date on which the Participant is issued written notice of such amendment by the Administrator.

     14.5. GOVERNING LAW. The Plan and Trust will be construed, administered and enforced according to the laws of the State of Illinois to the extent such laws are not preempted by ERISA.

                             ARTICLE 15. DEFINITIONS

     Wherever used in the Plan, the singular includes the plural, and the following terms have the following meanings, unless a different meaning is clearly required by the context:

     15.1. "Abbott Plan" means the Abbott Laboratories Stock Retirement Program, Part A, Abbott Laboratories Stock Retirement Plan.

     15.2. "Abbott Stock" means common stock of Abbott Laboratories that is transferred to this Plan from the Abbott Plan in accordance with Section 1.2.

     15.3. "Accounts" means, for any Participant, his or her Employee Pre-Tax Contribution Account, Employee After-Tax Contribution Account, Employer Contribution Account, Rollover Contribution Account (if applicable), Transfer Contribution Account (if applicable) and any other accounts or subaccounts established on his or her behalf under the Plan by the Administrator or the Trustee.

     15.4. "Administrator" means the Corporate Vice President, Human Resources of the Corporation, unless the Board of Review appoints another entity or person(s) to administer the Plan.

     15.5. "Affiliated Corporation" means (a) any corporation that is a member of a controlled group of corporations (as defined in Code section 414(b)) of which the Corporation is also a member, (b) any trade or business, whether or not incorporated, that is under common control (as defined in Code section 414(c)) with the Corporation, (c) any trade or business that is a member of an affiliated service group (as defined in Code section 414(m)) of which the Corporation is also a member, or (d) to the extent required by Regulations issued under Code section 414(o), any other organization; provided that the term "Affiliated Corporation" shall not include any Corporation or unincorporated trade or business prior to the date on which such Corporation, trade or business satisfies the affiliation or control tests of (b), (c) or (d) above. In identifying any "Affiliated Corporations" for purposes of the Code section 415 limits, the definitions in Code sections 414(b) and (c) shall be modified as provided in Code section 415(h).

     15.6. "Alternate Payee" means an alternate payee (as defined in section 414(p)(8) of the Code) who has rights to one or more Accounts under the Plan.

     15.7. "Beneficiary" means any person entitled to receive benefits under the Plan upon the death of a Participant.

     15.8. "Board of Directors" means the Board of Directors of the Corporation.

     15.9. "Board of Review" means the Employee Benefit Board of Review appointed by the Board of Directors and having the duties and powers described in Article 9.

     15.10. "Break Year" means, with respect to any Employee, a 12 consecutive month period of severance.

     15.11. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     15.12.  "Company Stock" means the common stock of the Corporation.

     15.13.  "Compensation" means,

     (a) for purposes of determining the amount of Employee Pre-Tax, Employee After-Tax, and Employer Contributions to be made on behalf of a Participant, (i) the Participant's total compensation (prior to reduction for contributions under Code sections 401(k), 125 or 132(f)(4) and for contributions under the Hospira 401(k) Supplemental Plan) for personal service actually rendered in the course of employment with participating Employers, including sales bonuses, sales incentives and sales commissions, but excluding (ii) any reimbursements, expense allowances, fringe benefits (cash or noncash), moving expenses, or welfare benefits (whether or not those amounts are includable in gross income), prizes, or any Christmas, anniversary, or discretionary bonuses, or payments made under the Hospira cash profit sharing program, Hospira Performance Incentive Plan, Hospira Supplemental Pension Plan, Hospira 401(k) Supplemental Plan, or plans maintained by any participating Employer which are determined by the Administrator to be similar to such plans, or any suggestion or other special awards. For purposes of (i) above, cash bonuses calculated on a uniform basis and paid no more frequently than annually to all hourly compensated employees on a plant-wide basis shall be included in Compensation.

     (b) for purposes of applying the Code section 401(k)(3) and 401(m) limits, determining whether an individual is a Highly Compensated Employee, and determining the Code section 415 limits, a top-heavy minimum contribution, and the status of any individual as a "key employee," the Participant's wages, salaries, fees for professional services and other amounts received during the Plan Year (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the participating Employers to the extent that the amounts are includable in gross income, including but not limited to commissions paid to salespeople, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, reimbursements, and expense allowances, but not including those items excludable from the definition of compensation under Regulation section 1.415-2(d)(2) and increased by any amounts that would have been received by the individual from the participating Employers but for an election under Code section 401(k) or 125. For purposes of applying the limitations described in this Section 15.20(b), Compensation shall include elective amounts that are not includible in gross income by reason of Code Section 132(f)(4).

     For all purposes under the Plan, Compensation for any Participant shall not exceed the amount specified in Code section 401(a)(17) for any Plan Year as adjusted thereunder for each such year ("Section 401(a)(17) Limitation"). This limitation shall be applied on a Plan Year basis, shall not be prorated for any part of such Plan Year, and shall be applied only with respect to compensation earned after an Eligible Employee becomes a Participant. For purposes of determining the maximum amount of Employee Pre-Tax and Employee After-Tax Contributions that may be made to the Plan on behalf of or by a Participant for any Plan Year, the Section 401(a)(17) Limitation shall be multiplied by 18%. The
Section 401(a)(17) Limitation for 2004 is $205,000. With respect to Transferred Employees, for 2004 the Section 401(a)(17) Limitation shall be applied by treating Compensation paid by Abbott prior to May 1, 2004 as Compensation paid by an Employer.

     15.14. "Contribution Agreement" means, for any Participant, the agreement by which the Participant elects to defer a certain portion of his or her regular pay and the Corporation agrees to contribute the deferred amount to the Participant's Pre-Tax or After-Tax Contribution Account, whichever is applicable. Any such Agreement shall be in such form and shall be made in such manner as the Administrator may determine.

     15.15. "Corporation" means Hospira, Inc., a Delaware corporation, and any successor to all or a major portion of its assets or business which assumes the obligations of the Corporation.

     15.16. "Co-Trustees" means the persons appointed by the Board of Review to serve as Co-Trustees under the Trust.

     15.17. "Division" means any functionally or geographically separate operating unit of the Corporation which is designated by the Board of Review as a "division" for the purposes of the Plan.

     15.18   "Effective Date" means May 1, 2004.

     15.19   "Eligible Employee" means:

     (a) any Employee who is employed by an Employer, provided no Employer contributes to a retirement program on his or her behalf, other than a federal or state-mandated retirement program, the Abbott/Hospira Transitional Annuity Retirement Plan, any pension plan of an Employer incorporated under the laws of or having its principal manufacturing facility in Puerto Rico, or the Plan;

     (b) any Employee of any foreign entity, in which the Corporation has not less than a 10% interest, directly or through one or more entities, but which is not a participating Employer, if (i) such Employee is a citizen or resident alien of the United States of America, (ii) an Employer has entered into an agreement under Code section 3121(l) which applies to such foreign entity, (iii) no contributions are provided by any entity to a funded plan of deferred compensation (other than the Abbott/Hospira Transitional Annuity Retirement Plan or any pension plan of any subsidiary of the Corporation having its principal place of business in Puerto
             Rico) for such Employee with respect to remuneration paid to such Employee by the foreign entity, and (iv) such Employee is designated a U.S. Expatriate" on the records of an Employer;

     (c) each Employee of an Employer who is employed at a site, office or other facility of an Employer located outside of the United States of America if (i) such Employee is a citizen or resident alien of the United States of America, and (ii) such Employee is designated a "U.S. Expatriate" on the records of an Employer; and

     (d) for a seasonal employee (that is, an Employee who is hired to work for less than one year) once he or she has completed One Year of Credited Service.

     "Eligible Employee" does not include (i) an individual who provides services to an

Employer under a contract, arrangement or understanding with either the individual directly or with an agency or leasing organization that treats the individual as either an independent contractor or an employee of such agency or leasing organization, even if such individual is subsequently determined (by an Employer, the Internal Revenue Service, any other governmental agency, judicial action, or otherwise) to have been a common law employee of an Employer rather than an independent contractor or employee of such agency or leasing organization, (ii) an Employee covered by a collective bargaining agreement, unless such agreement specifically provides for such Employee's participation in the Plan, (iii) any Employee who is employed by an Employer located in Puerto Rico, other than any person designated as a "U.S. Expatriate" on the records of an Employer, or (iv) an individual classified in the Human Resource System of an Employer as an individual on "Global Assignment". An individual classified in the Human Resource System of an Employer as an individual on "Global Assignment" shall not be eligible to become a Participant in the Plan.

     For all purposes of the Plan, an individual shall be an "Eligible Employee" for any Plan Year only if during that Plan Year an Employer treats that individual as its employee for purposes of employment taxes and wage withholding for Federal income taxes, even if such individual is subsequently determined (by an Employer, the Internal Revenue Service, any other governmental agency, judicial action, or otherwise) to have been a common law employee of an Employer in that Plan Year.

     15.20. "Employee" means any individual employed by the Corporation, an Affiliated Corporation or a Subsidiary, including any leased employee and any other individual required to be treated as an employee pursuant to Code sections 414(n), 414(o) and the Regulations thereunder.

     15.21. "Employee After-Tax Contribution" means any contribution made pursuant to Section 3.3 on an after-tax basis.

     15.22. "Employee After-Tax Contribution Account" means, for any Participant, the account established by the Administrator or Trustee to which Employee After-Tax Contributions made for the Participant's benefit are credited.

     15.23. "Employee Pre-Tax Contribution" means any contribution made pursuant to Section 3.2 on a pre-tax basis.

     15.24. "Employee Pre-Tax Contribution Account" means, for any Participant, the account established by the Administrator or Trustee to which Employee Pre-Tax Contributions made for the Participant's benefit are credited.

     15.25. "Employer" means the Corporation, any Affiliated Corporation or any Subsidiary that had adopted the Plan or was otherwise designated as a participating employer thereunder prior to 1996 or which becomes a participating employer thereafter under Section 2.5.

     15.26. "Employer Contributions" means the contributions made by the Employers under

Section 3.6 for the benefit of the Participants under the Plan on account of Employee Pre-Tax Contributions or Employee After-Tax Contributions.

     15.27. "Employer Contribution Account" means, for any Participant, the account established by the Administrator or Trustee to which Employer Contributions made under Section 3.6 for the Participant's benefit are credited.

     15.28.  "Entry Date" means the first day of each payroll period.

     15.29. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or statutes of similar import.

     15.30. "Highly Compensated Employee" means an employee of the Corporation, an Affiliated Corporation or a Subsidiary who:

     (a) was a 5-percent owner (as defined in Code section 416(i)(1)) of the Corporation, of an Affiliated Corporation or of a Subsidiary during the current or immediately preceding Plan Year, or;

     (b) received Compensation in excess of $90,000 during the immediately preceding Plan Year and was in the top-paid group of employees (as defined in Code section 414(q) and the Regulations thereunder),for such Year.

     The $90,000 amount in (b) above shall automatically be adjusted if and to the extent the corresponding amount in Code section 414(q) is adjusted by the Secretary of the Treasury.

     15.31. "Hour of Service" means, with respect to any Employee, each hour for which the Employee is paid or entitled to payment for the performance of duties for an Employer each such hour to be credited to the Employee for the computation period in which the duties were performed.

     15.32. "Investment Fund" means any investment fund described in Article 5 or as subsequently selected by the Co-Trustees as an investment option under the Plan.

     15.33. "Participant" means each Eligible Employee who participates in the Plan pursuant to its provisions or other individual for whom an Account is maintained.

     15.34. "Period of Credited Service" means with respect to any Employee the aggregate of all time periods beginning on the date the Employee first completes an Hour of Service or is reemployed and ending on the date a Break Year begins, subject to the following adjustments:

     (a) For periods prior to May 1, 2004, a Transferred Employee who was eligible to participate in the Abbott Plan on April 30, 2004, will be credited with one Year of Credited Service for each year of credited service under the Abbott Plan as in effect as of April 30, 2004. Each other Transferred Employee will be credited with Credited Service for periods prior to May 1, 2004, as though employment with Abbott prior to such date were employment with the Corporation.

     (b) On or after May 1, 2004, an Employee shall be credited with 1/12th of a Year of Credited Service for each calendar month of employment (or portion thereof) during which he or she is employed by the Corporation, an Affiliated Corporation or a Subsidiary.

     (c) On or after May 1, 2004, an Employee will also receive credit for any period of severance of less than 1 consecutive months. Fractional periods of a year will be expressed in terms of days. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break Year. For purposes of this Section,

             (i) an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of the birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement;

             (ii) a period of severance is a continuous period of time during which the Employee is not employed by the Corporation, an Affiliated Corporation or a Subsidiary. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service; and

             (iii) in the case of a leave of absence for service in the armed forces of the United States, no period shall be excluded under this paragraph during which the Employee has reemployment rights with respect to the Corporation, any Affiliated Corporation or any Subsidiary under federal law and contributions, benefits and service credit with respect to qualified military service will be allow or provided, as the case may be, in accordance with Code section 414(u).

     (d) If, to the extent, and on the terms so provided by the Board of Review at the time of acquisition, or at any subsequent date or in any Supplement to the Plan, the last continuous period of employment of any employee with any prior separate business entity, part or all of which is or was acquired by, or becomes part of an Employer will be considered a Period of Credited Service.

     15.35. "Plan" means the Hospira, Inc. 401(k) Retirement Savings Plan, as amended from time to time.

     15.36.  "Plan Year" means the calendar year.

     15.37. "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

     15.38. "Qualified Non-elective Employer Contribution" means a contribution (other than an Employer Contribution) made for the benefit of a Participant by the Employer in its discretion.

     15.39. "Regulation" means a regulation issued by the Department of Treasury, or the Department of Labor, as the case may be, including any final regulation, proposed regulation, temporary regulation, as well as any modification of any such regulation contained in any notice, revenue procedure, advisory or similar pronouncement issued by the Internal Revenue Service or the Department of Labor, whichever is applicable.

     15.40. "Rollover Contribution Account" means, for any Participant, the account described in Section 12.1 or 12.2, as established by the Administrator or the Trustee, to which the Participant's Rollover Contribution, if any, is allocated.

     15.41. "Rollover Contribution" means a contribution made by a Participant which satisfies the requirements for rollover contributions as set forth in
Article 12.

     15.42.  "Section" means a section of the Plan.

     15.43. "Subsidiary" means any corporation, partnership, joint venture or business trust fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Corporation, except as provided in Article 11.

     15.44. "Transfer Contribution" means a contribution made on behalf of a Participant by way of a trustee-to-trustee transfer as described in Section 12.4.

     15.45. "Transfer Contribution Account" means, for any Participant, the account described in Section 12.4 established by the Administrator or the Trustee to which the Participant's Transfer Contribution, if any, is allocated.

     15.46. "Transferred Employee" means an employee of Abbott who, in connection with the spin-off of the Corporation from Abbott on or about April 30, 2004, accepts an offer of employment with the Corporation or one of its subsidiaries or who continues in employment automatically by operation of law with the Corporation or one of its subsidiaries.

     15.47. "Trust" means the trust established between the Corporation, the Trustee and Co-Trustees in connection with the Plan, together with any and all amendments thereto.

     15.48. "Trustee" means the person(s) or entity appointed by the Board of Review to serve as Trustee under the Trust.

     15.49.  "Valuation Date" means each business day of each Plan Year.

     15.50. "Year of Credited Service" means, with respect to any Employee, a twelve-month Period of Credited Service.